SCHEDULE 14C

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.                                  )

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The Vantagepoint Funds

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THE VANTAGEPOINT FUNDS

VANTAGEPOINT GROWTH FUND

777 North Capitol Street, NE

Suite 600

Washington, DC 20002

INFORMATION STATEMENT

Important Notice Regarding Internet Availability of this Information Statement:

This information statement is available at http://www5.icmarc.org/xp/funds/profile.xml?ticker=VPGRX

This Information Statement is being furnished on behalf of the Board of Directors (“Directors” or “Board”) of The Vantagepoint Funds (the “VP Funds”) to inform shareholders of the Vantagepoint Growth Fund (the “Fund”), about recent changes related to the Fund’s subadvisory arrangements. The changes were approved by the Board on the recommendation of the Fund’s investment adviser, Vantagepoint Investment Advisers, LLC (“VIA”), without shareholder approval, as is permitted by an order of the U.S. Securities and Exchange Commission (“SEC”) dated May 8, 2000 (the “SEC Order”). We Are Not Asking You for a Proxy and You are Requested Not to Send us a Proxy.

This Information Statement is being made available on or about April 20, 2012 to shareholders of record of the Fund as of March 31, 2012.

INTRODUCTION

VIA is the investment adviser for each series of the VP Funds. VIA employs a “manager of managers” arrangement in managing the assets of certain series. Under this arrangement, VIA, subject to approval by the Board, may hire, terminate or replace subadvisers that are not “affiliated persons” of the VP Funds or VIA, as that term is defined under the Investment Company Act of 1940, as amended (the “1940 Act”) (“unaffiliated subadvisers”), and modify material terms and conditions of subadvisory agreements with unaffiliated subadvisers, without shareholder approval. VIA recommended, and the Board has approved, new subadvisory agreements (each a “New Subadvisory Agreement” and together, the “New Subadvisory Agreements”) with two new subadvisers to the Fund, Atlanta Capital Management Company, LLC (“Atlanta”) and Victory Capital Management, Inc. (“Victory”). Atlanta and Victory are each referred to as a “New Subadviser,” and together as the “New Subadvisers.”

Section 15(a) of the 1940 Act generally requires that the shareholders of a mutual fund approve an agreement under which a person serves as investment adviser or subadviser to a fund. In order to employ the “manager of managers” arrangement discussed above, the VP Funds and VIA requested and received the SEC Order. The SEC Order exempts VIA and the VP Funds from the shareholder approval requirements of Section 15(a) of the 1940 Act and allows the Board, subject to certain conditions, to appoint new, unaffiliated subadvisers and approve subadvisory agreements with such subadvisers on behalf of the VP Funds without shareholder approval.

Consistent with the SEC Order, at a meeting held on December 13, 2011 (the “December Meeting”), the Board, including a majority of the Directors who are not “interested persons” of the VP Funds or of VIA, as that term is defined under the 1940 Act (“Independent Directors”), approved the New Subadvisory Agreements among the VP Funds (on behalf of the Fund), VIA and each of Atlanta and Victory. As discussed later in this Information Statement, the Board carefully considered the new subadvisory arrangements and concluded that the approval of each New Subadvisory Agreement was in the best interests of the Fund and its shareholders. Also at the December Meeting, VIA recommended, and the Board approved: (i) the termination of Legg Mason Capital Management, LLC (“Legg Mason”), D.G. Capital Management Trust (“D.G. Capital”) and Tukman Grossman Capital Management (“Tukman Grossman”) as subadvisers to the Fund effective January 23, 2012; and (ii) the allocation of the assets of the Fund among the New Subadvisers and the Fund’s existing subadvisers, as recommended by VIA.

As a condition to relying on the SEC Order, VIA and the VP Funds are required to furnish the Fund’s shareholders with information about new subadvisers within ninety days from the date that the subadvisers are hired. This Information Statement provides that information, along with details of the new subadvisory arrangements for the Fund.

APPOINTMENT OF NEW SUBADVISERS TO THE FUND

At the December Meeting, VIA recommended, and the Board approved, the appointment of Atlanta and Victory as subadvisers to the Fund, and on January 23, 2012, Atlanta and Victory each began managing the assets allocated to them by VIA. Columbus Circle Investors (“CCI”) and Westfield Capital Management, LP (“Westfield”) continue to serve as subadvisers to the Fund.

Under the terms of the New Subadvisory Agreements, Atlanta and Victory each makes, on a discretionary basis, investment decisions for the assets of the Fund allocated to it by VIA, and continuously reviews, supervises and administers the Fund’s investment program with respect to such assets.

VIA’S RECOMMENDATION AND THE BOARD’S DECISION REGARDING THE NEW SUBADVISERS

VIA recommended to the Board that it appoint each of Atlanta and Victory as subadviser to the Fund and approve the proposed New Subadvisory Agreements among VIA, the VP Funds and each of Atlanta and Victory with respect to the Fund. VIA made these recommendations after it conducted a comprehensive search for managers with experience managing large-cap growth portfolios. VIA recommended Atlanta and Victory because, among other things, in its view, based in part on information given to VIA by Atlanta and Victory, Atlanta and Victory each: (i) possesses a stable organizational structure; (ii) has an experienced investment team; (iii) has adequate infrastructure and support staff; (iv) has demonstrated long-term consistent above-median risk-adjusted returns versus peers for similar mandates; (v) has produced positive risk-adjusted results during long-term time periods for similar mandates; (vi) is an experienced subadviser of registered investment companies; and (vii) has a complementary investment strategy to the Fund’s other subadvisers, which supports the Fund’s multi-management approach.

Before approving the appointment of Atlanta and Victory as subadvisers to the Fund, the Board considered the recommendations of, and supporting analyses and data presented by, VIA.

With respect to the Board’s consideration of each New Subadvisory Agreement, the Directors received written information in advance of the December Meeting from VIA, which included: (1) the process by which VIA selected and recommended for Board approval Victory and Atlanta as subadvisers to the Fund; (2) the nature, extent and quality of the services that Victory and Atlanta would provide to the Fund; (3) each of Victory’s and Atlanta’s experience, investment management business, personnel and operations; (4) each of Victory’s and Atlanta’s brokerage and trading policies and practices; (5) the level of the subadvisory fees to be charged to the Fund by Victory and Atlanta and a comparison of those fees to the: (a) fees charged by each of Victory and Atlanta to manage other large-cap growth accounts; and (b) fees charged by a group of U.S. separate account investment managers utilizing an active large-cap growth equity style; (6) Victory’s and Atlanta’s compliance programs; (7) each of Victory’s and Atlanta’s performance returns utilizing a large-cap growth mandate, and such performance compared to a relevant benchmark and peer group; (8) the Fund’s expected overall investment advisory fee and projected total expense ratio, taking into account the change in subadvisers and the proposed allocation of the Fund’s assets to each subadviser, compared to a group of large-cap growth funds; and (9) each of Victory’s and Atlanta’s financial condition.

In considering the information and materials described above, the Independent Directors received assistance from, and met separately with, their independent legal counsel and were provided with a written description of their statutory responsibilities and the legal standards that are applicable to approvals of advisory agreements.

In determining whether to approve each New Subadvisory Agreement, the Directors considered the information received in advance of the December Meeting, the presentations made by, and discussions held with, representatives of Victory and Atlanta, VIA’s personnel and the VP Fund’s Chief Compliance Officer prior to the December Meeting and at the December Meeting, as applicable, as well as a variety of factors. Although not meant to be all-

inclusive, the following discusses some of the factors relevant to the Board’s decision to approve the New Subadvisory Agreements.

Nature, Extent and Quality of Services. With respect to the nature, extent and quality of the services expected to be provided by Victory and Atlanta under their respective New Subadvisory Agreements, the Directors considered the specific investment process to be employed by each of Victory and Atlanta in managing the assets of the Fund to be allocated to them; the qualifications of Victory’s and Atlanta’s respective investment management personnel with regard to implementing a large-cap growth mandate; each of Victory’s and Atlanta’s performance record as compared to a relevant benchmark and peer group; each of Victory’s and Atlanta’s infrastructure and whether it appeared to adequately support a large-cap growth strategy; and VIA’s review process and favorable assessment as to the nature, quality and extent of the subadvisory services expected to be provided by each of Victory and Atlanta to the Fund. The Directors acknowledged that Victory and Atlanta have experienced portfolio management personnel; and appeared to have adequate infrastructure and support staff to seek to achieve favorable results implementing large-cap growth mandates for the Fund. The Directors concluded that the nature, extent and quality of the subadvisory services expected to be provided by each of Victory and Atlanta were appropriate for the Fund in light of its investment strategy and, thus, supported a decision to approve each New Subadvisory Agreement.

Investment Performance. The Directors evaluated Victory’s and Atlanta’s historical investment performance records in managing their clients’ assets utilizing large-cap growth mandates and considered each performance record versus a relevant benchmark and peer group (based on information provided by an independent third-party source). The Directors concluded that each of Victory’s and Atlanta’s overall historical investment performance record supported approval of each New Subadvisory Agreement.

Subadvisory Fees, Expense Ratio Impact and Economies of Scale. In evaluating each proposed subadvisory fee, the Directors reviewed Victory’s and Atlanta’s subadvisory fee schedules. The Directors considered comparisons of the subadvisory fee to be charged by each of Victory and Atlanta to the Fund with its respective fee schedule for managing other accounts with an investment mandate similar to the mandate the subadviser is to employ on behalf of the Fund. The Directors considered that, based on the information provided by VIA, the proposed fee schedule for each of Victory and Atlanta is lower than each subadviser’s respective standard fee schedule for managing accounts with a similar mandate. The Directors also considered that, according to the information provided by VIA, the proposed effective fee rate to be paid to each of Victory and Atlanta by the Fund, based on the initial amount of assets to be allocated to each subadviser, reflected the lowest effective fee charged by the subadviser to other accounts of similar size (based on current assets) for which the subadviser provides advisory services utilizing a similar mandate. Additionally, the nature of the subadvisory services each of Victory and Atlanta is to provide to the Fund appeared to be comparable to those each subadviser currently provides to its other subadvisory clients.

The Directors reviewed information provided by VIA (which was based on an independent third-party source) on the fees charged to accounts with assets comparable to the amount of assets to be allocated initially to each of Victory and Atlanta to a group of U.S. separate account investment managers that employ a similar investment style to the investment style each subadviser is to employ for the Fund. According to the information provided, the effective fee rate to be paid by the Fund to each of Victory and Atlanta at the proposed initial asset allocation levels would be below the median fee charged by such managers.

The Directors also considered information from VIA showing that there would be no increase in the overall subadvisory fees and, therefore, no increase in the total expense ratio of the Fund as a result of the changes in subadvisory arrangements. Referring to data provided by VIA and compiled by Morningstar Inc. (“Morningstar”), the Directors also noted that the expected total investment advisory fee for the Fund, taking into account the proposed subadviser changes and the proposed allocation of the Fund’s assets to each of the Fund’s subadvisers, was lower than the average and median investment advisory fee of a group of mutual funds in Morningstar’s large-cap growth funds category.

The Directors also considered information provided by VIA and compiled by Morningstar on the total expense ratios of a group of mutual funds in Morningstar’s large-cap growth funds category, which showed that, if Victory and Atlanta served as a subadvisers to the Fund at the proposed subadvisory fee rates and initial asset allocation levels, along with the Fund’s two other existing subadvisers at their current subadvisory fee rates and based on the current asset allocation level with respect to Westfield, and the proposed asset allocation level with respect to CCI, the Fund’s expected total expense ratio would be below the average and median expense ratios of such funds.

The foregoing comparisons assisted the Directors in considering the New Subadvisory Agreements by providing them with a basis for evaluating Victory’s and Atlanta’s respective fees, including in light of the Fund’s expected overall investment advisory fee and total expense ratio, on a relative basis. Based on this information, the Directors concluded that Victory’s and Atlanta’s subadvisory fees appeared to be within a reasonable range for the services to be provided.

The Directors also reviewed the information provided by Victory and Atlanta regarding the estimated profits to be realized from their respective relationships with the Fund. In reviewing the extent to which economies of scale may be realized by Victory as the assets of the Fund to be managed by it grow, and whether the proposed fee levels reflect these economies, the Directors considered that Victory’s proposed fee schedule included breakpoints, which indicates that the proposed subadvisory fee rate is intended to capture certain anticipated economies of scale for the benefit of the Fund’s shareholders in connection with the services to be provided. With respect to Atlanta, the Directors considered that, although the proposed subadvisory fee schedule does not include breakpoints, the fee schedule is lower than Atlanta’s standard fee schedule for a large-cap growth mandate and is the lowest fee schedule available for accounts of similar size for which Atlanta provides advisory services utilizing a similar mandate. The Directors concluded that each proposed fee schedule with respect to Victory and Atlanta was appropriate at this time.

Other Considerations. The Directors considered VIA’s judgment that the addition of Victory and Atlanta as subadvisers to the Fund would add value by complementing the investment approach of two of the current subadvisers to the Fund, Westfield and CCI. In this regard, the Directors considered VIA’s belief that the addition of Victory and Atlanta as subadvisers, along with VIA’s recommendation to terminate Legg Mason, D.G. Capital and Tukman Grossman and the proposed allocation of the Fund’s assets to each subadviser should serve to enhance the Fund’s risk/return attributes.

The Directors considered the selection and due diligence process employed by VIA in deciding to recommend Victory and Atlanta as subadvisers to the Fund and also considered VIA’s conclusion that the fee to be paid to each of Victory and Atlanta for their respective services to the Fund is reasonable and appropriate in light of the nature and quality of services to be provided by each subadviser and the reasons supporting that conclusion. The Directors also considered information from VIA concerning its strategy to efficiently implement the subadviser transitions. The Directors concluded that VIA’s recommendations and conclusions supported approval of each New Subadvisory Agreement.

The Directors also considered the potential “fall-out” or ancillary benefits that may accrue to Victory and Atlanta due to each subadviser’s relationship with the Fund. The Directors considered that Victory and Atlanta may direct the Fund’s brokerage transactions to certain brokers to obtain research and other services. However, the Directors noted that all subadvisers are required to select brokers who meet the Fund’s requirements for seeking best execution, and that VIA monitors and evaluates the subadvisers’ trade execution with respect to Fund brokerage transactions on a regular basis and provides reports to the Board in this regard.

The Directors concluded that the potential benefits that may accrue to Victory and Atlanta by virtue of their relationships with the Fund appeared to be reasonable.

Conclusion. After full consideration of the foregoing factors, with no single factor identified as being of paramount importance, the Directors, including a majority of the Independent Directors, concluded that the initial approval of each New Subadvisory Agreement was in the best interests of the Fund and its shareholders, and approved the New Subadvisory Agreement with, and the fee to be paid to, each of Victory and Atlanta.

THE NEW SUBADVISORY AGREEMENTS

The New Subadvisory Agreements with Atlanta and Victory have terms substantially similar to the terms of the agreements with other subadvisers to the VP Funds, except for the fee rate payable by the Fund to each of Atlanta and Victory. Under the New Subadvisory Agreements, Atlanta and Victory each makes, on a discretionary basis, all investment decisions for the portion of the Fund’s assets allocated to it, and continuously reviews, supervises and administers the Fund’s investment program with respect to those assets. Atlanta and Victory each discharges its responsibilities under the New Subadvisory Agreement subject to the supervision of VIA and the Board, and each has agreed to do so in a manner consistent with the Fund’s investment objective, policies and limitations. The New Subadvisory Agreements are dated January 23, 2012, and have an initial term ending February 28, 2013. Thereafter, continuance of each New Subadvisory Agreement requires the annual approval of the Board, including a majority of the Independent Directors.

For its services to the Fund under the New Subadvisory Agreement, Atlanta receives a quarterly subadvisory fee from the Fund based on the average daily net asset value of the assets under Atlanta’s management, with an annual rate of 0.30% on all assets.

For its services to the Fund under the New Subadvisory Agreement, Victory receives a quarterly subadvisory fee from the Fund based on the average daily net asset value of the assets under Victory’s management, with annual rates as follows: 0.29% on the first $100 million; 0.27% on the next $100 million, and 0.25% on all assets over $200 million.

Each of Atlanta and Victory is not an “affiliated person” of VIA (as that term is defined in the 1940 Act).

ADDITIONAL INFORMATION ABOUT THE NEW SUBADVISERS

Atlanta

Atlanta, with its principal offices at 1075 Peachtree Street NE Suite 2100, Atlanta, Georgia 30309, is a majority-owned subsidiary of Eaton Vance Acquisitions, a wholly-owned subsidiary of Eaton Vance Corp., a Boston-based investment management company listed on the New York Stock Exchange. Nineteen Atlanta employees retain a minority interest in the ownership of the firm through two holding company entities, Atlanta Capital Management Holdings, LLC, and Atlanta Capital, LP. The business address of Eaton Vance Corp. and Eaton Vance Acquisitions is Two International Place, Boston, MA 02110. The principal executive officers and managers of Atlanta, and their principal occupations, are as follows:

Name	Title(s) and Principal Occupation
Richard B. England	Managing Director – Growth Equities; Portfolio Manager
Charles B. Reed	Managing Director – Core Equity; Portfolio Manager
James S. Skesavage	Director of Marketing
Brian K. Smith	Director of Institutional Services
R. Kelly Williams, Jr.	President and Chief Operating Officer
James A. Womack	Managing Director – Fixed Income; Portfolio Manager

The address of each individual is 1075 Peachtree Street NE Suite 2100, Atlanta, Georgia 30309.

Victory

Victory, with its principal offices at 4900 Tiedeman Road, 4th Floor, Brooklyn, Ohio 44144, is an indirect subsidiary of KeyCorp, a Cleveland-based bank holding company listed on the New York Stock Exchange. Victory is 100% owned by KeyBank National Association, which is wholly owned by KeyCorp. The business address of each of KeyCorp and KeyBank National Association is 127 Public Square, Cleveland, Ohio 44114-1306. The principal executive officers and directors of Victory, and their principal occupations, are as follows:

Name	Address	Title(s) and Principal Occupation
David Craig Brown	4900 Tiedeman Road 4th Floor Brooklyn, OH 44144	Co-Chief Executive Officer, Co-President, Chairman
Christopher A. Ohmacht	45 Rockefeller Plaza New York, NY 10111	Co-Chief Executive Officer, Co-President, Director

Richard Glenn Zeiger	127 Public Square Cleveland, OH 44114	Secretary, Director, Attorney
Joseph Rosmarin	127 Public Square Cleveland, OH 44114	Director, Compliance Officer

Information regarding comparable U.S. registered mutual funds for which Atlanta and Victory serve as advisers is provided in Appendix A to this Information Statement.

THE INVESTMENT ADVISER AND THE MASTER INVESTMENT ADVISORY AGREEMENT

VIA, located at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002, is a wholly owned subsidiary of, and controlled by the ICMA Retirement Corporation (“ICMA-RC”), a retirement plan administrator and investment adviser whose principal investment advisory client is VantageTrust Company, LLC (“Trust Company”). ICMA-RC was established in 1972 as a not-for-profit organization to assist state and local governments and their agencies and instrumentalities in the establishment and maintenance of deferred compensation and qualified retirement plans for the employees of such public sector entities. These plans are established and maintained in accordance with Sections 457 and 401, respectively, of the Internal Revenue Code of 1986, as amended. ICMA-RC has been registered as an investment adviser with the SEC since 1983. VIA is a Delaware limited liability company and has been registered as an investment adviser with the SEC since 1999.

Joan McCallen serves as President and Chief Executive Officer of ICMA-RC, Manager and President of VIA and President and Principal Executive Officer of the VP Funds. Kathryn B. McGrath serves as Senior Vice President, Secretary and General Counsel of ICMA-RC, Secretary of VIA and Assistant Secretary of the VP Funds. Elizabeth Glista serves as Senior Vice President and Chief Financial Officer of ICMA-RC, and Treasurer of VIA and Treasurer and Principal Financial Officer of the VP Funds. Angela Montez serves as Deputy General Counsel, Assistant Secretary, and Managing Vice President of ICMA-RC and Secretary of the VP Funds.

VIA provides investment advisory services to the Fund pursuant to a Master Investment Advisory Agreement (“Master Agreement”). The Master Agreement, dated March 1, 1999 and amended December 1, 2000, July 1, 2005, December 4, 2010, and March 26, 2011, was last approved by shareholders of the Fund on February 28, 1999. On January 13, 2012, the Board approved the continuance of the Master Agreement through February 28, 2013. VIA’s advisory services include fund design, establishment of fund investment objectives and strategies, selection and management of subadvisers, performance monitoring, and supervising and formulating each fund’s investment program. Additionally, VIA furnishes periodic reports to the Board regarding the investment strategy and performance of each series of the VP Funds. Pursuant to the Master Agreement, the Fund compensates VIA for these services rendered to the Fund by paying VIA an annual advisory fee assessed against average daily net assets of the Fund of 0.10%. VIA received $1,893,525 in advisory fees for services provided to the Fund for the fiscal year ended December 31, 2011.

SUBADVISERS AND SUBADVISORY FEES PAID

	Column A Actual Fees Paid by Fund During Calendar Year 2011[1]	Column B Fees That Would Have Been Paid by Fund During Calendar Year 2011 Based on Current Subadvisers and Current Allocations[2]
Atlanta	N/A	$1,053,698
CCI	$1,721,324	$1,587,727

1 Column A shows the fees paid by the Fund in 2011 taking into account the allocation of the Fund’s assets among the subadvisers in place during calendar year 2011.

2 Column B is intended to show the fees that would have been paid by the Fund in 2011 if Atlanta and Victory had served as subadvisers to the Fund for the entire year, in place of Legg Mason, Tukman Grossman, and D.G. Capital, based on the Fund’s current subadvisers and allocations effective as of January 23, 2012.

D.G. Capital	$780,250	N/A
Legg Mason	$929,842	N/A
Tukman Grossman	$1,153,699	N/A
Victory	N/A	$1,178,520
Westfield	$1,847,948	$1,806,994
Total	$6,433,063	$5,626,939

The difference between the actual fees paid by the Fund to CCI, D.G. Capital, Legg Mason, Tukman Grossman, and Westfield, taking into account the allocation of the Fund’s net assets among the subadvisers in place during calendar year 2011 (Column A), and the fees that would have been paid by the Fund to Atlanta, CCI, Victory and Westfield, had Atlanta and Victory served as subadvisers in place of D.G. Capital, Legg Mason and Tukman Grossman, during that period, taking into account current allocations to subadvisers (Column B), is $806,124 or a 12.5% decrease.

PAYMENTS OF COMMISSIONS TO AFFILIATED BROKERS

The Fund did not make any payments of commissions to any of its affiliated brokers during the fiscal year ended December 31, 2011.

RECORD OF BENEFICIAL OWNERSHIP

As of March 31, 2012, the Fund had 203,979,006 shares outstanding. A majority of the voting shares of the Fund are held, either directly, or indirectly through certain of the Vantagepoint Model Portfolio Funds and Vantagepoint Milestone Funds, by VantageTrust, a group trust sponsored and maintained by the Trust Company. VantageTrust, located at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002, was established for the purpose of holding and investing the assets of public sector retirement and deferred compensation plans. The Trust Company, a New Hampshire non-depository trust company, has the power to vote of the shares of the Fund held directly by VantageTrust, and has the power to direct the vote of the shares of the Fund that are held indirectly through the Vantagepoint Model Portfolio Funds and Vantagepoint Milestone Funds, under the proxy voting policy adopted by VIA. The Trust Company therefore, directly or indirectly, has the power to vote more than 25% of the Fund’s voting securities and thus under the 1940 Act is considered a “control person” of the Fund. As a control person of the Fund, the Trust Company has the ability to control the outcome of matters submitted to the vote of shareholders. Both the Trust Company and VIA are wholly owned subsidiaries of ICMA-RC.

As of March 31, 2012, VantageTrust held, directly or indirectly, 194,300,552 shares of the Fund, or 95.26% of the Fund’s outstanding shares.

Also, as of March 31, 2012, the Directors and executive officers of the VP Funds, both individually and as a group, owned less than 1% of the Fund’s outstanding voting securities.

GENERAL INFORMATION

Distributor

ICMA-RC Services, LLC (“RC Services”), located at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002, serves as the distributor of the VP Funds’ shares pursuant to a Distribution Agreement. RC Services is a wholly owned subsidiary of ICMA-RC and an “affiliated person” of VIA (as that term is defined under the 1940 Act). Joan McCallen serves as President of RC Services. The VP Funds did not pay any commissions to RC Services during the fiscal year ended December 31, 2011.

Transfer Agent and Administrator

Vantagepoint Transfer Agents, LLC (“VTA”), located at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002, is the designated transfer agent of the VP Funds’ shares and, pursuant to a Transfer Agency and Administrative Services Agreement, also provides certain transfer agency and administrative shareholder support services for the VP Funds related to the retirement plans investing in the VP Funds. VTA is a wholly owned subsidiary of ICMA-RC and an “affiliated person” of VIA (as that term is defined under the 1940 Act). Joan McCallen serves as President of VTA. VTA received $6,627,440 in fees from the Fund during the fiscal year ended December 31, 2011 for the services it provided.

The VP Funds have entered into a Mutual Funds Service Agreement with J.P. Morgan Investor Services Co. (“JP Morgan”), located at 70 Fargo Street, Boston, MA 02210, whereby JP Morgan performs certain financial reporting, tax services, fund accounting, administrative and portfolio compliance services for the VP Funds.

HOUSEHOLDING

If you request a paper copy of this Information Statement, only one copy of this Information Statement will be mailed to your household, even if more than one person in the household is a Fund shareholder of record, unless the VP Funds has received instructions to the contrary. If you need additional copies of this Information Statement, please contact the VP Funds toll free at 1-800-669-7400 or in writing at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002. If you do not want the mailing of an Information Statement to be combined with those for other members of your household in the future, or if you are receiving multiple copies and would rather receive just one copy for the household, contact the VP Funds in writing at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002 or toll free at 1-800-669-7400.

FINANCIAL INFORMATION

Shareholders can obtain a copy of the VP Funds’ most recent Annual Report and any Semi-Annual Report following the Annual Report, without charge, by writing the VP Funds at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002 or by calling the VP Funds toll free at 1-800-669-7400.

APPENDIX A

Comparable Funds Advised by Atlanta

Name of Fund	Approximate Total Fund Assets as of December 31, 2011 (millions)	Advisory Fee (annually, as % of average daily net assets)	Waiver of Advisory Fee
Calvert Equity Portfolio	$2,100	0.30%	N/A
Calvert VP SRI Equity Portfolio	$9.4	0.30%	N/A
Mercer Large Cap Growth Equity Fund	$400.6 ($79.8 managed by Atlanta)	0.35%	N/A
Thrivent Partner Socially Responsible Stock Portfolio	$6.1	0.30%	N/A

Note: As of January 23, 2012, Atlanta’s was allocated approximately $351 million of the Vantagepoint Growth Fund’s total assets.

Comparable Funds Advised by Victory

Name of Fund	Approximate Total Fund Assets as of December 31, 2011 (millions)	Advisory Fee (annually, as % of average daily net assets)	Waiver of Advisory Fee
Victory Large Cap Growth Fund (Victory serves as investment adviser)	$160.5	0.75% on the first $400 million 0.65% on the next $400 million 0.60% on assets in excess of $800 million	N/A
Wilshire Large Company Growth Portfolio (Victory serves as subadviser)	$169.1	0.30% on the first $75 million 0.25% on assets in excess of $75 million	N/A

Note: As of January 23, 2012, Victory’s was allocated approximately $447 million of the Vantagepoint Growth Fund’s total assets.